Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in this Registration Statement on Amendment No. 2 to Form S-3 of our report dated March 12, 2025 relating to the financial statements appearing in the Annual Report on Form 10-K of electroCore, Inc. and Subsidiaries for the year ended December 31, 2024 and 2023. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Marcum LLP

Marcum LLP

Morristown, NJ

July 18, 2025